UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

–––––––––––––––––––––––

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2006

––––––––––

Deb Shops, Inc.
–––––––––––––––––––––––
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-12188	23-1913593

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9401 Blue Grass Road, Philadelphia, Pennsylvania	19114

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 676-6000

Not Applicable
–––––––––––––––––––––––
(Former Name or Former Address, if Changed Since Last Report)

––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

––––––––––

Item 1.01.      Entry into a Material Definitive Agreement.

     On June 12, 2006, Deb Shops, Inc. (the "Company") entered into a Fourth Amendment to Lease Agreement (the "Amendment") with Blue Grass Partnership (the "Partnership") to amend the terms of the parties' existing lease agreement under which the Company leases from the Partnership its warehouse and office facility totaling approximately 280,000 square feet. The partners of the Partnership are Marvin Rounick, Director, President and Chief Executive Officer of the Company, Warren Weiner, Director, Executive Vice President, Secretary and Treasurer of the Company, Jack A. Rounick, Director and Assistant Secretary of the Company, and their respective spouses.

     The Amendment extended the term of the existing lease for an additional five-year period commencing on June 15, 2007 and terminating on June 14, 2012. The minimum rent for the extended term is $2.50 per square foot. The foregoing description is qualified in its entirety by reference to the provisions of the Amendment, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d)      Exhibits

     The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

 10.1                   Fourth Amendment of Lease Agreement by and between the Company and the Partnership dated June 12, 2006.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEB SHOPS, INC.

Dated: June 14, 2006	By: /s/ Stanley A. Uhr Stanley A. Uhr Vice President and Corporate Counsel

EXHIBIT INDEX

     The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

 10.1*                   Fourth Amendment of Lease Agreement by and between the Company and the Partnership dated June 12, 2006.

* Filed electronically herewith.